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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                   REGISTRATION NUMBER 333-65273
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                      VITAFORT INTERNATIONAL CORPORATION
                       SUPPLEMENT, DATED MARCH 11, 1999,
                     TO PROSPECTUS DATED FEBRUARY 16, 1999



Any broker-dealer purchasing securities offered by this Prospectus off the shelf can not receive compensation (calculated as the difference between the purchase and resale of the securities) in excess of 8% on principal transactions or in excess of normal and ordinary brokerage commissions (which, in any event, may not exceed 5% of the sale price) for any agency transactions.